Exhibit 5.1

Deloitte & Touche LLP
2800 - 1055 Dunsmuir Street
4 Bentall Centre P.O. Box 49279 Vancouver BC V7X 1P4 Canada

Tel: 604-669-4466 Fax: 604-685-0395 www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Amendment No.1 to Registration Statement on Form F-10 of our reports dated March 17, 2008 relating to the consolidated financial statements of Silver Wheaton Corp. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Canadian Institute of Chartered Accountants Handbook Sections 1530 - Comprehensive Income, 3251 - Equity, 3855 - Financial Instruments – Recognition and Measurement, 3861 - Financial Instruments – Disclosure and Presentation and 3865 - Hedges, effective January 1, 2007) and the effectiveness of Silver Wheaton Corp.’s internal control over financial reporting appearing in the Annual Report on Form 40-F of Silver Wheaton Corp. for the year ended December 31, 2007, and to the reference to us under the heading “Experts” in this Amendment No.1 to Registration Statement on Form F-10.

Independent Registered Chartered Accountants

July 25, 2008